                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                        TRIPLE-S MANAGEMENT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

April 1, 2004


My fellow Shareholder:

It is important that you express your opinion regarding the matters to be considered at the Annual Meeting of Shareholders to be held on April 25. Specifically, there are two resolutions that we should approve in order to implement certain amendments related with some of your concerns.

         o Resolution #1 would allow a Shareholder to transfer his or her shares to another physician or dentist, whether or not this person is his or her descendant, provided no payment is involved. This change will be approved if at least 2/3 of the shares support it, 5,962.

         o Resolution #3 would amend the Articles of Incorporation to reduce from 3/4 to 2/3 the affirmative vote required to change the provision that only physicians and dentists can be Shareholders of the Corporation. In order to reduce the affirmative vote to 2/3, we need the support of at least 3/4 of the shares, 6,708.

If you would like more information please contact Rosa Gonzalez, who heads the Office of Shareholders Services and Relations, at telephone (787) 277-6621 or at 1-800-350-8552.

Triple-S is counting on you.



Dr. Fernando Ysern-Borras
Chairman of the Board of Directors


                            YOUR VOTE IS IMPORTANT.
    I STRONGLY ENCOURAGE YOU TO SEND IN THE PROXY THE BOARD HAS REQUESTED.